                          AMENDMENT OF PROMISSORY NOTE

                                December 30, 2002

The promissory note dated June 6, 2000 and amended March 21, 2001, September 30,
2001, December 17, 2001, March 28, 2002, June 28, 2002, and September 27, 2002
whereby Hayseed Stephens agreed to loan Ness Energy International, Inc., up to
$300,00.00 at an interest rate of prime plus 2% to be repaid, including interest, in one payment by June 6, 2001 and amended to October 1, 2003. The interest payment was amended to be paid on a current basis as requested. This amendment is as follows:

The repayment date is extended to January 2, 2004.

All other conditions remain unchanged.

/s/ Mary Gene Stephens                     /s/ Hayseed Stephens
    Witness                                    Hayseed Stephens

/s/ Rita Pritchard                         /s/ Bob Lee
    Witness                                    Ness Energy Int'l, Inc.